DocuSign Envelope ID: EB0D6AB9-C161-41D6-8BF2-6B0C1890AE0D

SEVENTH AMENDMENT TO LEASE

This Seventh Amendment to Lease (the “Seventh Amendment”) is made as of July 12, 2023, by and between ARE-480 ARSENAL STREET, LLC, a Delaware limited liability company (“Landlord”), and LYRA THERAPEUTICS, INC., a Delaware corporation (“Tenant”).

RECITALS

A.
Landlord and Tenant are parties to that certain Lease Agreement dated as of August 14, 2007, as amended by that certain First Amendment to Lease dated as of July 21, 2008, and as further amended by that certain Second Amendment to Lease dated September 4, 2012, that certain letter agreement dated as of September 4, 2012, that certain Third Amendment to Lease dated as of September 6, 2013, that certain letter agreement dated January 15, 2014, that certain Fourth Amendment to Lease dated as of July 28, 2015 (the “Fourth Amendment”), that certain letter agreement dated August 14, 2015, that certain letter agreement dated as of July 19, 2017, that certain Fifth Amendment to Lease dated as of November 2, 2017, and that certain Sixth Amendment to Lease dated as of November 14, 2022 (the “Sixth Amendment”) (as amended, the “Lease”), wherein Landlord leases to Tenant certain premises commonly known as Suites 200 and 200A containing approximately 22,343 rentable square feet (the “Premises”) in a building located at 480 Arsenal Street, Watertown, Massachusetts, as more particularly described in the Lease. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

B.
The Term of the Lease is scheduled to expire on April 30, 2024.

C.
Landlord and Tenant desire to amend the Lease to, among other things, extend the term of the Lease through April 30, 2027 (the “Seventh Amendment Expiration Date”).

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.
Term. The expiration date of the Term of the Lease is hereby extended through the Seventh Amendment Expiration Date. Subject to Section 4 below, Tenant’s occupancy of the Premises through the Seventh Amendment Expiration Date shall be on an “as-is” basis, and Landlord shall have no obligation to provide any tenant improvement allowance or to make any alterations to the Premises. Tenant shall have no further right to extend the Term of the Lease.

2.
Base Rent. Tenant shall continue to pay Base Rent as provided in the Lease through April 30, 2024. Commencing on May 1, 2024 (the “Extension Commencement Date”), Tenant shall pay Base Rent for the Premises equal to $95.67 per rentable square foot of the Premises per year, which shall be paid in equal monthly installments. On May 1, 2025, and on each May 1st thereafter (each, a the “Seventh Amendment Adjustment Date”) through the Seventh Amendment Expiration Date, Base Rent shall be increased by multiplying the Base Rent payable immediately before such Seventh Amendment Adjustment Date, by 3% and adding the resulting amount to the Base Rent payable immediately before such Seventh Amendment Adjustment Date.

Notwithstanding the foregoing, so long as Tenant is not in Default under the Lease, Tenant shall not be required to pay Base Rent for the following periods: (i) May 1, 2024, through May 31, 2024, and (ii) May 1, 2025, through May 31, 2025 (each, an “Abatement Period”). Tenant shall continue, during each Abatement Period, to pay to Landlord Tenant’s Share of Operating

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DocuSign Envelope ID: EB0D6AB9-C161-41D6-8BF2-6B0C1890AE0D

Expenses and all other amounts due under the Lease. For avoidance of doubt, during each Abatement Period, Tenant shall be required to pay as an Operating Expense administration rent each month equal to the amount of the administration rent that Tenant would have been required to pay in the absence of there being an Abatement Period.

3.
Additional Rent. Tenant shall continue to pay Additional Rent, including, without limitation, Tenant’s Share of Operating Expenses, as provided in the Lease through the expiration of the Term.

4.
Condition of Building Systems. For the period of 30 consecutive days after the Extension Commencement Date, Landlord shall, at its sole cost and expense (which shall not constitute an Operating Expense), be responsible for any repairs that are required to be made to the Building Systems serving the Premises, unless Tenant or any Tenant Party was responsible for the cause of such repair, in which case Tenant shall pay the cost.

5.
Expansion Right. The parties agree that Section 6 of the Fourth Amendment is deleted and of no further force or effect.

6.
Tenant Right to Terminate. Section 4 of the Sixth Amendment is hereby deleted in its entirety and is null and void and of no further force or effect. Tenant shall no longer have a right to terminate the Lease pursuant to Section 4 of the Sixth Amendment.

7.
OFAC. Tenant and all beneficial owners of Tenant are currently (a) in compliance with and shall at all times during the Term of this Lease remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the term of the Lease be listed on, the Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List or the Sectoral Sanctions Identifications List, which are all maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.

8.
Miscellaneous.

a.
This Seventh Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Seventh Amendment may be amended only by an agreement in writing, signed by the parties hereto.

b.
This Seventh Amendment is binding upon and shall inure to the benefit of the parties hereto and their respective agents and assigns.

c.
This Seventh Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Seventh Amendment attached thereto.

d.
Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with the transaction reflected in this Seventh Amendment and that no Broker brought about this transaction, other than

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Cushman & Wakefield and Jones Lang Lasalle. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker, other than Cushman & Wakefield and Jones Lang Lasalle, claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this Seventh Amendment.

e.
Except as amended and/or modified by this Seventh Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Seventh Amendment. In the event of any conflict between the provisions of this Seventh Amendment and the provisions of the Lease, the provisions of this Seventh Amendment shall prevail. Whether or not specifically amended by this Seventh Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Seventh Amendment.

[Signatures are on the next page]

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DocuSign Envelope ID: EB0D6AB9-C161-41D6-8BF2-6B0C1890AE0D

IN WITNESS WHEREOF, the parties hereto have executed this Seventh Amendment as of the day and year first above written.

LANDLORD: ARE-480 ARSENAL STREET, LLC,

a Delaware limited liability company

By: ALEXANDRIA REAL ESTATE EQUITIES, L.P.,

a Delaware limited partnership, managing member

By: ARE-QRS CORP.,

a Maryland Corporation, general partner

By: /s/ Allison Grochola

Its: SVP-Real Estate Legal Affairs

TENANT: LYRA THERAPEUTICS, INC.,

a Delaware corporation

By:/s/ Maria Palasis Name: Maria Palasis

Title: CEO

X□ I hereby certify that the signature, name, and title above are my signature, name and title.

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